Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249130 on Form S-8 of our report dated March 3, 2021, relating to the financial statements of Taysha Gene Therapies, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 3, 2021